Exhibit 99.1
press release
Paylocity Announces Second Quarter Fiscal Year 2024 Financial Results
•Q2 2024 Recurring & Other Revenue of $298.4 million, up 16% year-over-year
•Q2 2024 Total Revenue of $326.4 million, up 20% year-over-year
SCHAUMBURG, IL. – February 8, 2024 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the second quarter of fiscal year 2024, which ended December 31, 2023.

“Our differentiated value proposition of providing the most modern software in the industry continues to resonate in the marketplace as we saw total revenue growth of 20% and recurring revenue growth of 16% in Q2 of fiscal 24. We continue to receive positive client feedback on our modern product suite, including newer products such as Advanced Scheduling, Learning Management, Rewards & Recognition, and Employee Voice. We also extended our AI leadership in the HCM industry with the launch of AI-driven personalized learning plans, optimized workforce schedules, and embedded generative AI within Rewards & Recognition and Performance Management to improve communication between employees and their managers. Paylocity’s commitment to product innovation was also recently recognized with the Bronze Brandon Hall Group Excellence in Technology Award in the Best Advance in Employee Engagement Technology category, and we were named an overall leader in 10 HCM product categories in G2’s Winter 2023 Grid Reports, marking the 21st consecutive quarter in which Paylocity achieved leader ranking,” said Steve Beauchamp, Co-Chief Executive Officer of Paylocity.
Second Quarter Fiscal 2024 Financial Highlights
Revenue:
•Total revenue was $326.4 million, an increase of 20% from the second quarter of fiscal year 2023.
•Recurring & other revenue was $298.4 million, an increase of 16% from the second quarter of fiscal year 2023.
Operating Income:
•GAAP operating income was $49.7 million and non-GAAP operating income was $92.8 million in the second quarter of fiscal year 2024.
Net Income:
•GAAP net income was $38.1 million or $0.67 per share in the second quarter of fiscal year 2024 based on 56.9 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $112.6 million in the second quarter of fiscal year 2024.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $366.9 million as of the second quarter of fiscal year 2024.
•Cash flow from operations for the first six months of fiscal year 2024 was $137.2 million compared to $78.8 million for the first six months of fiscal year 2023.
•As of December 31, 2023, Paylocity had no long-term debt and had not drawn on its credit facility.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Business Outlook
Based on information available as of February 8, 2024, Paylocity is issuing guidance for the third quarter and full fiscal year 2024 as indicated below.
Third Quarter 2024:
•Total revenue is expected to be in the range of $395.0 million to $399.0 million, which represents approximately 17% growth over fiscal year 2023 third quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $153.5 million to $156.5 million.
Fiscal Year 2024:
•Total revenue is expected to be in the range of $1.384 billion to $1.389 billion, which represents approximately 18% growth over fiscal year 2023 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $474.0 million to $478.0 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details
Paylocity will host a conference call to discuss its second quarter fiscal year 2024 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details are provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures when reporting its financial results, including Adjusted EBITDA, Adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing and non-GAAP sales and marketing margin, non-GAAP total research and development and non-GAAP total research and development margin, non-GAAP general and administrative and non-GAAP general and administrative margin, free cash flow and free cash flow margin, certain of which are included in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. We calculate Adjusted EBITDA margin as adjusted EBITDA as described in the preceding sentence divided by total revenues. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs and certain acquired intangibles. Adjusted gross profit margin is calculated as adjusted gross profit as described in the preceding sentence divided by total revenues. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP sales and marketing margin is calculated by dividing non-GAAP sales and marketing by total revenues. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-GAAP general and administrative margin is calculated by dividing non-GAAP general and administrative margin by total revenues. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs paid and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP total research and development margin is calculated by dividing non-GAAP total research and development by total revenues. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Free cash flow margin is calculated by dividing free cash flow as defined in the preceding sentence divided by total revenues. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance, long-term financial targets and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; Paylocity’s ability to leverage AI Assist and other forms of artificial intelligence and machine learning in its technology, which may be constrained by current and future laws, regulations, interpretive positions or standards governing new and evolving technologies and ethical considerations that could restrict or impose burdensome and costly requirements on its ability to continue to leverage data in innovative ways; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 4, 2023. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2023	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$288,767	$366,904
Accounts receivable, net	25,085	32,476
Deferred contract costs	78,109	87,065
Prepaid expenses and other	35,061	48,517
Total current assets before funds held for clients	427,022	534,962
Funds held for clients	2,621,415	3,271,736
Total current assets	3,048,437	3,806,698
Capitalized internal-use software, net	86,127	103,281
Property and equipment, net	64,069	63,150
Operating lease right-of-use assets	44,067	37,441
Intangible assets, net	34,527	32,466
Goodwill	102,054	109,558
Long-term deferred contract costs	294,222	317,915
Long‑term prepaid expenses and other	6,331	5,567
Deferred income tax assets	15,846	16,644
Total assets	$3,695,680	$4,492,720

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,153	$7,973
Accrued expenses	143,287	147,121
Total current liabilities before client fund obligations	149,440	155,094
Client fund obligations	2,625,355	3,267,771
Total current liabilities	2,774,795	3,422,865
Long-term operating lease liabilities	62,471	50,963
Other long-term liabilities	3,731	4,177
Deferred income tax liabilities	11,820	27,942
Total liabilities	$2,852,817	$3,505,947
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2023 and December 31, 2023	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2023 and December 31, 2023; 55,912 shares issued and outstanding at June 30, 2023 and 56,313 shares issued and outstanding at December 31, 2023	56	56
Additional paid-in capital	380,632	446,860
Retained earnings	466,690	539,323
Accumulated other comprehensive income (loss)	(4,515)	534
Total stockholders' equity	$842,863	$986,773
Total liabilities and stockholders’ equity	$3,695,680	$4,492,720

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Revenues:
Recurring and other revenue	$256,434	$298,416	$501,840	$590,101
Interest income on funds held for clients	16,574	27,945	24,448	53,846
Total revenues	273,008	326,361	526,288	643,947
Cost of revenues	90,076	107,399	174,619	208,866
Gross profit	182,932	218,962	351,669	435,081
Operating expenses:
Sales and marketing	75,694	79,777	146,757	160,180
Research and development	41,029	46,139	81,122	90,744
General and administrative	48,001	43,340	98,493	93,262
Total operating expenses	164,724	169,256	326,372	344,186
Operating income	18,208	49,706	25,297	90,895
Other income (expense)	(5)	3,800	(168)	7,025
Income before income taxes	18,203	53,506	25,129	97,920
Income tax expense (benefit)	2,603	15,390	(20,823)	25,287
Net income	$15,600	$38,116	$45,952	$72,633
Other comprehensive income (loss), net of tax	516	4,929	(1,856)	5,049
Comprehensive income	$16,116	$43,045	$44,096	$77,682

Net income per share:
Basic	$0.28	$0.68	$0.83	$1.29
Diluted	$0.28	$0.67	$0.81	$1.28

Weighted-average shares used in computing net income per share:
Basic	55,721	56,244	55,587	56,140
Diluted	56,474	56,855	56,559	56,906
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and six months ended December 31, are included in the above line items:

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Cost of revenues	$5,310	$5,639	$10,355	$11,241
Sales and marketing	10,871	10,156	21,371	20,027
Research and development	11,472	11,565	21,706	22,435
General and administrative	16,328	16,502	35,527	32,135
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$43,981	$43,862	$88,959	$85,838

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended December 31,
	2022	2023
Cash flows from operating activities:
Net income	$45,952	$72,633
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	83,364	82,213
Depreciation and amortization expense	29,094	35,501
Deferred income tax expense (benefit)	(20,856)	15,225
Provision for credit losses	602	463
Net accretion of discounts on available-for-sale securities	(2,039)	(2,683)
Other	1,410	(3,870)
Changes in operating assets and liabilities:
Accounts receivable	(9,377)	(7,052)
Deferred contract costs	(40,638)	(30,743)
Prepaid expenses and other	616	(11,328)
Accounts payable	(392)	1,131
Accrued expenses and other	(8,979)	(14,278)
Net cash provided by operating activities	78,757	137,212
Cash flows from investing activities:
Purchases of available-for-sale securities	(296,060)	(164,815)
Proceeds from sales and maturities of available-for-sale securities	190,253	150,851
Capitalized internal-use software costs	(19,740)	(29,483)
Purchases of property and equipment	(6,663)	(6,142)
Acquisitions of businesses, net of cash acquired	—	(12,015)
Other investing activities	29	(583)
Net cash used in investing activities	(132,181)	(62,187)
Cash flows from financing activities:
Net change in client fund obligations	(922,079)	642,416
Proceeds from employee stock purchase plan	8,450	9,534
Taxes paid related to net share settlement of equity awards	(79,369)	(35,390)
Other financing activities	(864)	13,356
Net cash provided by (used in) financing activities	(993,862)	629,916
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	(1,047,286)	704,941
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	3,793,453	2,421,312
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$2,746,167	$3,126,253
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment, accrued but not paid	$—	$3,422
Liabilities assumed for acquisitions	$117	$382
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$157	$247
Cash paid (refunds received) for income taxes	$(158)	$25,561
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$120,053	$366,904
Funds held for clients' cash and cash equivalents	2,626,114	2,759,349
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$2,746,167	$3,126,253

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$182,932	$218,962	$351,669	$435,081
Amortization of capitalized internal-use software costs	7,478	10,676	14,520	20,211
Amortization of certain acquired intangibles	1,853	1,853	3,707	3,707
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,310	5,639	10,355	11,241
Other items (1)	—	—	19	—
Adjusted gross profit	$197,573	$237,130	$380,270	$470,240

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$18,208	$49,706	$25,297	$90,895
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	43,981	43,862	88,959	85,838
Amortization of acquired intangibles	2,770	2,525	5,541	5,061
Other items (2)	151	(3,328)	416	(2,143)
Non-GAAP Operating income	$65,110	$92,765	$120,213	$179,651

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Reconciliation from Net income to Non-GAAP Net income:
Net income	$15,600	$38,116	$45,952	$72,633
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	43,981	43,862	88,959	85,838
Amortization of acquired intangibles	2,770	2,525	5,541	5,061
Other items (2)	151	(3,328)	416	(2,143)
Income tax effect on adjustments (3)	496	3,294	(22,439)	2,464
Non-GAAP Net income	$62,998	$84,469	$118,429	$163,853

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$62,998	$84,469	$118,429	$163,853
Diluted weighted-average number of common shares	56,474	56,855	56,559	56,906
Non-GAAP Net income per share	$1.12	$1.49	$2.09	$2.88

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Reconciliation from Net income to Adjusted EBITDA:
Net income	$15,600	$38,116	$45,952	$72,633
Interest expense	190	189	377	379
Income tax expense (benefit)	2,603	15,390	(20,823)	25,287
Depreciation and amortization expense	14,827	18,380	29,094	35,501
EBITDA	33,220	72,075	54,600	133,800
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	43,981	43,862	88,959	85,838
Other items (2)	151	(3,328)	416	(2,143)
Adjusted EBITDA	$77,352	$112,609	$143,975	$217,495

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$75,694	$79,777	$146,757	$160,180
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	10,871	10,156	21,371	20,027
Less: Other items (1)	—	—	22	—
Non-GAAP sales and marketing	$64,823	$69,621	$125,364	$140,153

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Reconciliation of Non-GAAP total research and development:
Research and development	$41,029	$46,139	$81,122	$90,744
Add: Capitalized internal-use software costs	9,787	15,290	19,740	29,483
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	11,472	11,565	21,706	22,435
Less: Other items (4)	151	138	369	360
Non-GAAP total research and development	$39,193	$49,726	$78,787	$97,432

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
Reconciliation of Non-GAAP general and administrative:
General and administrative	$48,001	$43,340	$98,493	$93,262
Less: Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,328	16,502	35,527	32,135
Less: Amortization of certain acquired intangibles	917	672	1,834	1,354
Less: Other items (2)	—	(3,466)	6	(2,503)
Non-GAAP general and administrative	$30,756	$29,632	$61,126	$62,276

	Six Months Ended December 31,
	2022	2023
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$78,757	$137,212
Capitalized internal-use software costs	(19,740)	(29,483)
Purchases of property and equipment	(6,663)	(6,142)
Free Cash Flow	$52,354	$101,587

(1) Represents acquisition-related costs.
(2) Represents acquisition and other nonrecurring transaction-related costs and lease exit activity.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and other nonrecurring transaction-related costs and lease exit activity.
(4) Represents acquisition and other nonrecurring transaction-related costs.